STOCK PURCHASE AGREEMENT

THIS AGREEMENT STOCK PURCHASE AGREEMENT is made as of the 23rd day of March, 2005

AMONG:

METALINE MINING & LEASING CO., a corporation formed pursuant to the laws of the State of Washington and having an office for business located at 415 W. Cliff Drive, Spokane, Washington 99203 (“Metaline”)

AND:

HUNT FAMILY LIMITED PARTNERSHIP, a Washington Limited Partnership, having an office located at 3808 N. Sullivan Road, Spokane, Washington 99216, Spokane, Washington (“Purchaser”).

RECITALS:

Whereas, Purchaser desires to acquire 7,722,066 shares of common stock of Metaline from Metaline or 51.48% of the total authorized shares of Metaline and warrants, for the purchase of an additional 15,444,132 Metaline shares at a price of $0.065 per share, if and when the capitalization of the Company is increased; and

Whereas, Metaline desires to sell Purchaser 7,722,066 shares of common stock in consideration of $501,934.29 and warrants to acquire additional 15,444,132 Metaline shares at a price of $0.065 per share, exercisable for 5 years commencing if and when the capitalization of the Company is increased;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1

In this Agreement the following terms will have the following meanings:

(a)

“Acquisition Shares” means the 7,722,066, Metaline Common Shares to be issued to Purchaser at Closing pursuant to the terms of this Agreement;

(b)

“Agreement” means this Stock Purchase Agreement between Metaline and Purchaser;

(c)

“Metaline Accounts Payable and Liabilities” means all accounts payable and liabilities of Metaline, due and owing or otherwise constituting a binding obligation of Metaline as of December 31, 2004 as set forth in Schedule “B” hereto;

(d)

“Metaline Accounts Receivable” means all accounts receivable and other debts owing to Metaline as of December 31, 2004 as set forth in Schedule “C” hereto;

(e)

“Metaline Assets“ means the undertaking and all the property and assets of the Metaline Business of every kind and description wheresoever situated including, without limitation, Metaline Equipment, Metaline Inventory, Metaline Material Contracts, Metaline Accounts Receivable, Metaline Cash, Metaline Intangible Assets and Metaline Goodwill, and all credit cards, charge cards and banking cards issued to Metaline;

(f)

“Metaline Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Metaline and the Metaline Subsidiary or relating to the Metaline Business as set forth in Schedule “D” hereto;

(g)

“Metaline Business” means all aspects of the business conducted by Metaline;

(h)

“Metaline Cash” means all cash on hand or on deposit to the credit of Metaline on the Closing Date;

(i)

“Metaline Debt to Related Parties” means the debts owed by Metaline and its subsidiaries to the Metaline Shareholders or to any family member thereof, or to any affiliate, director or officer of Metaline or the Metaline Shareholders as described in Schedule “E”;

(j)

“Metaline Equipment” means all machinery, equipment, furniture, and furnishings used in the Metaline Business, including, without limitation, the items more particularly described in Schedule “F” hereto;

(k)

“Metaline Financial Statements” means collectively, the audited consolidated financial statements of Metaline for the period from inception through December 31, 2003, prepared in accordance with Item 310 of Regulation SB, true copies of which are attached as Schedule “A” hereto;

(l)

“Metaline Goodwill” means the goodwill of the Metaline Business together with the exclusive right of Metaline to represent itself as carrying on the Metaline Business in succession of Metaline subject to the terms hereof, and the right to use any words indicating that the Metaline Business is so carried on including the right to use the name "Metaline” or any variation thereof as part of the name of or in connection with the Metaline Business or any part thereof carried on or to be carried on by Metaline, the right to all corporate, operating and trade names associated with the Metaline Business, or any variations of such names as part of or in connection with the Metaline Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the Metaline Business, all necessary licenses and authorizations and any other rights used in connection with the Metaline Business;

(m)

“Metaline Insurance Policies” means the public liability insurance and insurance against loss or damage to Metaline Assets and the Metaline Business as described in Schedule “G” hereto;

(n)

“Metaline Intangible Assets” means all of the intangible assets of Metaline and the Metaline Subsidiary, including, without limitation, Metaline Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Metaline and the Metaline Subsidiary;

(o)

“Metaline Inventory” means all inventory and supplies of the Metaline Business as of December 31, 2004 as set forth in Schedule “H” hereto;

(p)

“Metaline Material Contracts” means the burden and benefit of and the right, title and interest of Metaline in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Metaline is entitled in connection with the Metaline Business whereunder Metaline is obligated to pay or entitled to receive the sum of $1,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule “I” hereto;

(q)

“Metaline Shares” means all of the issued and outstanding shares of Metaline's equity stock;

(r)

“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 7 hereof;

(s)

“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(t)

“Effective Time” means the date of Closing;

(x)

“Place of Closing” means the offices of the Hunt Family Limited Partnership, or such other place as may mutually agree upon;

(y)

“State Corporation Law” means the General Corporation Law of the State of Washington;

(z)

“Warrants” means the warrants to acquire 15,444,132 shares of Metaline Common Stock pursuant to the Common Stock Purchase Warrant attached hereto as Exhibit A;

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2

The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3

Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a

Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Information concerning Metaline

Schedule “A”

Metaline Financial Statements

Schedule “B”

Metaline Accounts Payable and Liabilities

Schedule “C”

Metaline Accounts Receivable

Schedule “D”

Metaline Bank Accounts

Schedule “E”

Metaline Debts to Related Parties

Schedule “F”

Metaline Equipment

Schedule “G”

Metaline Insurance Policies

Schedule “H”

Metaline Inventory

Schedule “I”

Metaline Material Contracts

Schedule “J”

Metaline Articles of Incorporation and Bylaws, each as amended

Schedule “K”

Title Defect

Severability of Clauses

1.4

If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2

THE STOCK PURCHASE

The Acquisition Shares

2.1

At Closing, Metaline will issue 7,722,066, Metaline Common Shares in exchange for $501,934.29.

Effect

2.2

Purchaser will own 7,722,066 shares of common stock of Metaline which will be 51.48% of the total outstanding shares of Metaline.

Adherence with Applicable Securities Laws

2.5

The Purchaser agrees that he is acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to it (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)

the sale is to Metaline;

(b)

the sale is made pursuant to the exemption from registration under the Securities Act of 1933,as amended, provided by Rule 144 thereunder; or

(c)

the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the Purchaser has furnished to Metaline an opinion of counsel to that effect or such other written opinion as may be reasonably required by Metaline.

Purchaser acknowledges that the certificates representing the Acquisition Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED FOR PUBLIC SALE WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER STATE SECURITIES LAWS. THE SALE, PLEDGE OR OTHER DISPOSITION OF THE SHARES IS PROHIBITED UNLESS THE SHARES ARE REGISTERE OR SOLD IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF METALINE

Representations and Warranties

3.1

Metaline hereby represents and warrants in all material respects to Purchaser, that:

Metaline - Corporate Status and Capacity

(a)

Incorporation. Metaline is a corporation duly incorporated and validly subsisting under the laws of the State of Washington, and is in good standing with the office of the Secretary of State for the State of Washington;

(b)

Carrying on Business. Metaline conducts the business described in its filings with the Securities and Exchange Commission and does not conduct any other business.  The nature of the Metaline Business does not require Metaline to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)

Corporate Capacity. Metaline has the corporate power, capacity and authority to own the Metaline Assets and to enter into and complete this Agreement;

(d)

Reporting Status; Listing. Metaline is required to file current reports with the Securities and Exchange Commission pursuant to section 12(g) of the Securities Exchange Act of 1934, the Metaline Common Shares are quoted on the NASD "Bulletin Board”, and all reports required to be filed by Metaline with the Securities and Exchange Commission or NASD have been filed;

Metaline - Capitalization

(e)

Authorized Capital. The authorized capital of Metaline consists of 15,000,000 Common Shares,  no par value, of which 7,277,934 Metaline Common Shares are presently issued and outstanding;

(f)

No Option, Warrant or Other Right. Except as set forth in Schedule “K”, no person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement, option, warrant or right for the acquisition of Metaline Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Metaline;

Metaline - Records and Financial Statements

(g)

Charter Documents. The charter documents of Metaline have not been altered since its incorporation, except as set forth in Schedule “J”;

(h)

Conformity with  Charter Documents. Metaline is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

(i)

Metaline Financial Statements. The Metaline Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Metaline, as of dates thereof, and the sales and earnings of the Metaline Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(j)

Metaline Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Metaline which are not disclosed in Schedule “B” hereto or reflected in the Metaline Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the Metaline Financial Statements, and neither Metaline nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Metaline as of December 31, 2003, are described in Schedule “B” hereto;

(k)

Metaline Accounts Receivable. All the Metaline Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Metaline, any claim by the obligor for set-off or counterclaim. Without limiting the generality of the foregoing, all accounts receivable of Metaline as of December 31, 2004, are described in Schedule “C” hereto;

(l)

Metaline Bank Accounts. All of the Metaline Bank Accounts, their location, numbers and the authorized signatories thereto are as set forth in Schedule “D” hereto;

(m)

No Debt to Related Parties. Except as disclosed in Schedule “E” hereto, neither Metaline nor any of its subsidiaries is, and on Closing will not be, indebted to any affiliate, director or officer of Metaline except accounts payable on account of bona fide business transactions of Metaline incurred in normal course of the Metaline Business, including employment agreements, none of which are more than 30 days in arrears;

(n)

No Related Party Debt to Metaline. No director or officer or affiliate of Metaline is now indebted to or under any financial obligation to Metaline or any account whatsoever, except for advances on account of travel and other expenses not exceeding $1,000 in total;

(o)

No Dividends. No dividends or other distributions on any shares in the capital of Metaline have been made, declared or authorized since the date of Metaline Financial Statements;

(p)

No Payments. No payments of any kind have been made or authorized since the date of the Metaline Financial Statements to or on behalf of officers, directors, shareholders or employees of Metaline or its subsidiaries or under any management agreements with Metaline or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(r)

No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Metaline;

(s)

No Adverse Events. Since the date of the Metaline Financial Statements

(i)

there has not been any material adverse change in the consolidated financial position or condition of Metaline,  its liabilities or the Metaline Assets or any damage, loss or other change in circumstances materially affecting Metaline, the Metaline Business or the Metaline Assets or Metaline’s right to carry on the Metaline Business, other than changes in the ordinary course of business;

(ii)

there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Metaline, the Metaline Business or the Metaline Assets;

(iii)

there has not been any material increase in the compensation payable or to become payable by Metaline to any of Metaline’s officers, employees or agents or any bonus, payment or arrangement made to or with any of them;

(iv)

the Metaline Business has been and continues to be carried on in the ordinary course;

(v)

Metaline has not waived or surrendered any right of material value;

(vi)

neither Metaline nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)

no capital expenditures in excess of $1,000 individually or $3,000 in total have been authorized or made.

Metaline - Income Tax Matters

(x)

Tax Returns. All tax returns and reports of Metaline required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Metaline or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(y)

Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Metaline.  Metaline is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Metaline - Applicable Laws and Legal Matters

(z)

Licenses. Metaline holds all licenses and permits as may be requisite for carrying on the Metaline Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Metaline Business;

(aa)

Applicable Laws. Metaline has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Metaline Business, and to Metaline’s knowledge, Metaline is not in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Metaline Business;

(bb)

Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Metaline, the Metaline Business, or any of the Metaline Assets nor does Metaline have any knowledge of any deliberate act or omission of Metaline that would form any material basis for any such action or proceeding;

(cc)

No Bankruptcy. Metaline has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Metaline and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Metaline;

(dd)

Labor Matters. Metaline is not a party to any collective agreement relating to the Metaline Business with any labor union or other association of employees and no part of the Metaline Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Metaline, has made any attempt in that regard;

(ee)

Finder's Fees. Metaline is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(ff)

Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Metaline;

(gg)

No Violation or Breach. The execution and performance of this Agreement will not:

(i)

violate the charter documents of Metaline or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Metaline is a party;

(ii)

give any person any right to terminate or cancel any agreement including, without limitation, the Metaline Material Contracts, or any right or rights enjoyed by Metaline;

(iii)

result in any alteration of Metaline’s obligations under any agreement to which Metaline is a party including, without limitation, the Metaline Material Contracts;

(iv)

result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Metaline Assets;

(v)

result in the imposition of any tax liability to Metaline relating to the Metaline Assets; or

(vi)

violate any court order or decree to which Metaline are subject;

The Metaline Assets - Ownership and Condition

(hh)

Business Assets. The Metaline Assets comprise all of the property and assets of the Metaline Business, and no other person, firm or corporation owns any assets used by Metaline in operating the Metaline Business, whether under a lease, rental agreement or other arrangement;

(ii)

Title. Metaline is the legal and beneficial owner of the Metaline Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in Schedules “K” hereto;

(jj)

No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Metaline Assets;

(kk)

Metaline Insurance Policies. Metaline and its subsidiaries maintain the public liability insurance and insurance against loss or damage to the Metaline Assets and the Metaline Business as described in Schedule “P” hereto;

(ll)

Metaline Material Contracts. The Metaline Material Contracts listed in Schedule “I” constitute all of the material contracts of Metaline;

(mm)

No Default. There has not been any default in any material obligation of Metaline or any other party to be performed under any of the Metaline Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule “I” hereto), and Metaline is not aware of any default in the obligations of any other party to any of the Metaline Material Contracts;

(nn)

No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of Metaline or its subsidiaries. Neither Metaline nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

Metaline Assets - Metaline Equipment

(oo)

Metaline Equipment. The Metaline Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Metaline Assets - Metaline Goodwill and Other Assets

(pp)

Metaline Goodwill. Metaline and its subsidiaries does not carry on the Metaline Business under any other business or trade names. Metaline does not have any knowledge of any infringement by Metaline or its subsidiaries of any patent, trademarks, copyright or trade secret;

The Metaline Business

(qq)

Maintenance of Business. Since the date of the Metaline Financial Statements, Metaline has not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

(rr)

Subsidiaries. Metaline does not own any subsidiaries or any shares or interest in any other corporation, partnership, joint venture or firm; and

Acquisition Shares

(ss)

Acquisition Shares. The Acquisition Shares when delivered to the Purchaser shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Metaline, in all cases subject to the provisions and restrictions of all applicable securities laws.

Indemnity

3.3

Metaline agrees to indemnify and save harmless Purchaser from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Metaline to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Metaline.

ARTICLE 4

COVENANTS OF METALINE

Covenants

4.1

Metaline covenants and agrees with Purchaser that it will:

(a)

Conduct of Business. Until the Closing, conduct the Metaline Business diligently and in the ordinary course consistent with the manner in which the Metaline Business generally has been operated up to the date of execution of this Agreement;

(b)

Preservation of Business.  Until the Closing, use its best efforts to preserve the Metaline Business and the Metaline Assets and, without limitation, preserve for Metaline Metaline’s relationships with any third party having business relations with them;

(c)

Access. Until the Closing, give Purchaser, and its representatives full access to all of the properties, books, contracts, commitments and records of Metaline, and furnish to Metaline, all such information as they may reasonably request;

(d)

Procure Consents. Until the Closing, Metaline will take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the transaction described herein to occur and to preserve and maintain the Metaline Assets notwithstanding the change in control  arising from the Acquisition Shares;

Authorization

4.2

Metaline hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Metaline to release any and all information in their possession respecting Metaline.  Further, Metaline shall promptly execute and deliver to Purchaser any and all consents to the release of information and specific authorizations which Metaline reasonably requires to gain access to any and all such information.

Survival

4.3

The covenants set forth in this Article shall survive the Closing for the benefit of Metaline and the Metaline Shareholders.

ARTICLE 5

CONDITIONS PRECEDENT

Conditions Precedent in favor of Purchaser

5.1

Purchaser’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent by Metaline on or before the Closing:

(a)

all documents or copies of documents required to be executed and delivered to Purchaser hereunder will have been so executed and delivered;

(b)

all of the terms, covenants and conditions of this Agreement to be complied with or performed by Metaline at or prior to the Closing will have been complied with or performed;

(c)

title to the Metaline Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

(d)

there will not have occurred

(i)

any material adverse change in the financial position or condition of Metaline, its liabilities or the Metaline Assets or any damage, loss or other change in circumstances materially and adversely affecting Metaline, the Metaline Business or the Metaline Assets or Metaline's

right to carry on the Metaline Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)

any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Metaline or the Metaline Business (whether or not covered by insurance) materially and adversely affecting Metaline, the Metaline Business or the Metaline Assets; and

(f)

the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

5.2

Purchaser’s obligations to carry out the transactions contemplated hereby are further subject to completion of Purchaser’s due diligence.

Waiver by Purchaser

5.3

The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Purchaser and any such condition may be waived in whole or in part by Purchaser at or prior to the Closing by delivering to Metaline a written waiver to that effect signed by Purchaser. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Purchaser shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

5.4

The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

5.5

Notwithstanding any provision herein to the contrary, in the event Closing does not occur on or before March 25, 2005, either party to this Agreement may terminate the Agreement which shall then be of no further force and effect.

Confidentiality

5.6

Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from Metaline and Metaline and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Metaline will be required to issue a news release regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed transaction contemplated hereby together with such other documents as are required to maintain the currency of Metaline’s filings with the Securities and Exchange Commission.

ARTICLE 6

RISK

Material Change in the Business of Metaline

6.1

If any material loss or damage to the Metaline Business occurs prior to Closing and such loss or damage, in Purchaser’s reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Purchaser shall, within two (2) days following any such loss or damage, by notice in writing to Metaline, at his option, either:

(a)

terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)

elect to complete the Agreement and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Purchaser’s obligations to carry out the transactions contemplated hereby, be vested in Metaline or otherwise adequately secured to the satisfaction of Metaline on or before the Closing Date.

ARTICLE 7

CLOSING

Closing

7.1

The Agreement and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article, but not later than March  25, 2005.  In the event Closing does not occur on or before March 25, 2005, either party to this Agreement may terminate the Agreement which shall then be of no further force and effect.

Documents to be Delivered by Metaline

7.2

On or before the Closing, Metaline will deliver or cause to be delivered to Metaline:

(a)

the original or certified copies of the charter documents of Metaline and all corporate records documents, instruments, and all books and accounts of Metaline;

(b)

all reasonable consents or approvals required to be obtained by Metaline for the purposes of completing this transaction and preserving and maintaining the interests of Metaline under any and all Metaline Material Contracts and in relation to Metaline Assets;

(c)

certified copies of such resolutions of the shareholders and directors of Metaline as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)

an acknowledgement from Metaline of the satisfaction of the conditions precedent set forth in section 5.1 hereof;

(e)

a Certificate of Good Standing of Metaline; and,

(f)

such other documents as Metaline may reasonably require to give effect to the terms and intention of this Agreement.

(g)

Within the statutory timeframe for compliance, Metaline will cause information required by section 14(f) and regulation 14f-1 of the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission

(h)

Within 4 business days of the execution of this agreement, Metaline will cause of Form 8-K to be filed with the Securities and Exchange Commission disclosing the execution of this agreement.

(i)

With the exception of items (g) and (h) set forth above, all subsequent filings with the Securities and Exchange Commission will be the responsibility of new management of Metaline.

ARTICLE 8

POST-CLOSING MATTERS

Forthwith after the Closing, Metaline, will cause the following to occur:

(a)

issue a news release reporting the Closing.

ARTICLE 9

GENERAL PROVISIONS

Arbitration

9.1

The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Spokane, Washington.

Notice

9.2

Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

9.3

The address for service of notice of each of the parties hereto is as follows:

Metaline:

Metaline Mining & Leasing Co.

c/o William R. Green

415

W. Cliff Dr.

Spokane, WA 99203

Purchaser:

Hunt Family Limited Partnership

c/o Tim Hunt, General Partner

Huntwood Industries

3808 N. Sullivan Rd.

Spokane, WA 99216

Change of Address

9.4

Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

9.5

Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

9.6

Time is expressly declared to be the essence of this Agreement.

Entire Agreement

9.7

The provisions contained herein constitute the entire agreement among Metaline and Purchaser and respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among Metaline and the Purchaser with respect to the subject matter hereof.

Enurement

9.8

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

9.9

This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

9.10

This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

9.11

This Agreement is subject to the laws of the State of Washington.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

METALINE MINING & LEASING CO.

By:

_______________________________

William R. Green, President

HUNT FAMILY LIMITED PARTNERSHIP

By:

_____________________________________

Tim Hunt, General Partner

EXHIBIT A

COMMON STOCK PURCHASE WARRANT

THIS WARRANT MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT AS OTHERWISE DESCRIBED BELOW

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Warrant No. 1

Metaline Mining & Leasing Company

(Incorporated under the laws of the State of Washington)

VOID AFTER 5:00 P.M., SPOKANE, WASHINGTON TIME, FIVE YEARS FROM THE EFFECTIVE DATE OF THE INCREASE IN THE CAPITALIZATION OF THE COMPANY AS SET FORTH BELOW,

 Warrant to Purchase 15,444,132 Shares of Common Stock Dated March 23, 2005

WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

THIS CERTIFIES THAT, FOR VALUE RECEIVED, Hunt Family Limited Partnership (the "Holder") is entitled to purchase from Metaline Mining & Leasing Company., a Washington corporation (the "Company"), subject to the terms and conditions set forth in this Warrant, up to Fifteen Million (15,444,132 fully paid and nonassessable shares of common stock (the "Common Stock"), of the Company, at any time commencing on the date hereof (the "Commencement Date") and expiring at 5:00 p.m., Spokane Washington time five years from the effective date of the increase in capitalization of the Company to a number of shares sufficient for the exercise of this Warrant, (the "Expiration Date"). The price for each share of Common Stock purchased hereunder is $0.065 per share until expiration of this Warrant (the "Purchase Price").

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1.

EXERCISE OF WARRANT.

A.

MANNER OF EXERCISE. This Warrant may be exercised in whole at any time, or in part from time to time, during the period commencing on the Commencement Date and expiring on the Expiration Date or, if any such day is a day on which banking institutions in the City of Spokane, Washington, are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender of this Warrant to the Company at its principal office with the Subscription Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Purchase Price for the number of shares specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney.  Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.  The Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.  Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant shall cease at the close of business on the Expiration Date.  The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date.

B.

ISSUANCE OF CERTIFICATES. As soon as practicable after the exercise of a Warrant, the Company shall issue to the Holder a certificate or certificates for the number of full shares of Common Stock to which the Holder is entitled, registered in such name or names as may be directed by the Holder, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares of Common Stock as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities is then currently effective or an exemption thereunder is available.  Warrants may not be exercised by, or securities issued to, any Holder in any state in which such exercise would be unlawful.

2.

RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities and property) from time to time receivable upon exercise of this Warrant. All such shares (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all preemptive rights.

3.

NO-FRACTIONAL SHARES.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. If the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, purchase such fractional interest, determined as follows:

If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on The Nasdaq National Market or The Nasdaq SmallCap Market or the OTC Bulletin Board, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of such Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of such Warrant; or

If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

4.

STOCK DIVIDENDS; SPLIT-UPS. If after the issuance of the Warrants, and subject to the provisions herein the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock or other similar event, then, on the effective day thereof, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Purchase Price shall be correspondingly decreased.

5.

AGGREGATION OF SHARES. If after the date hereof, and subject to the provisions herein, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, after the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Purchase Price shall be correspondingly increased.

6.

REORGANIZATION, ETC. If after the date hereof any capital reorganization or reclassification of the Common Stock, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation or other similar event shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and fair provision shall be made whereby the registered holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the securities of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, had such reorganization, reclassification, consolidation, merger, or sale not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the registered holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Purchase Price and of the number of shares of Common Stock purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument executed and delivered to the Company the obligation to deliver to the registered holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase.

7.

FORM OF WARRANT. This Warrant Certificate need not be changed because of any adjustment pursuant to the terms herein, and Warrants issued after such adjustment may state the same Purchase Price and the same number of shares as is stated in this Warrant Certificate. However, the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

8.

TRANSFER OF WARRANTS. The Warrants are not transferable, other than by will or by the laws of descent and distribution. Subject to the foregoing limitations, the Company shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Company.

9.

RESTRICTED SECURITIES. This Common Stock Purchase Warrant and the shares of Common Stock issuable upon exercise of this Common Stock Purchase Warrants have not been registered under the Act or similar state exemptions. These securities cannot be sold or transferred by an investor unless they are subsequently registered or an exemption from registration is available at the time of transfer.  The Company will not undertake to register the Securities.  Investors will not be able to require registration of the Shares for public sale, nor are investors guaranteed the ability to use Rule 144 for exempt resales under the Act. For the purpose of resales under Rule 144, the holding period of the Shares of Common Stock acquired upon the exercise of Common Stock Purchase Warrants will commence on the date of exercise of this Warrant, not on the date on which the Warrant was originally acquired. A restrictive legend shall be placed upon each share certificate acquired upon exercise of this Warrant.

10.

ACCELERATED EXPIRATION.  In the event that the Company conducts a registered public offering of its Common Stock prior to the Expiration Date (other than shares issued directly or pursuant to compensatory option or other rights, to officers, directors, agents of the Company or its affiliates or shares issued for consideration other than money) the directors may accelerate the Expiration Date by giving 20 days written notice to the holder of the Warrant of the new expiration date .

11.

RIGHTS AS STOCKHOLDERS. Prior to the exercise of any Warrant represented hereby, the Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, to exercise any preemptive rights, to consent or to receive notice as stockholders of the Company in respect to the meetings of stockholders or the election of directors of the Company or any other matter.

12.

LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If any Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnify or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

13.

GOVERNING LAW. This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Washington without giving effect to conflicts of laws.

14.

NOTICE. Notices and other communications to be given to the Holder of the Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Company, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to the Company at 415 W. Cliff Drive, Spokane, Washington 99203, Attn: William R. Green, President, or at such other address as the Company shall have designated by written notice to the registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail as herein provided.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

METALINE MINING & LEASING COMPANY

By:_____________________________________________

William R. Green, President

Schedule “A”

Metaline Financial Statements

See Attached (As previously filed with the SEC.)

Schedule “B”

Metaline Accounts Payable and Liabilities

None

Schedule “C”

Metaline Accounts Receivable

None

Schedule “D”

Metaline Bank Accounts

Wells Fargo Bank

W. 524 Riverside

Spokane, WA 99201

Checking Account

xxxxxxxxxx

Balance at 3/15/05

$    1,934.58

Business Money Market Access Account

xxxxxxxxxx

Balance at 2/28/05

$342,046.38

Business Almost CD Account

xxxxxxxxxxxx

Balance at 2/28/05

$151,499.12

Safety Deposit Box

#xxx containing:

150 1-ounce silver rounds

44 1-ounce Krugerrands

25,000 shares of Capitol Silver Mines, Inc.

31,151 shares of Carson Industries Corporation

Schedule “E”

Metaline Debts to Related Parties

None

Schedule “F”

Metaline Equipment

None

Schedule “G”

Metaline Insurance Policies

None

Schedule “H”

Metaline Inventory

None

Metaline “I”

Metaline Material Contracts

None

Schedule “J”

Metaline Articles of Incorporation and Bylaws, each as amended

See Attached (As previously filed with the SEC.)

Schedule “K”

Title Defect

None